Item 77C - DWS RREEF Real Estate
Fund, Inc. (the "Registrant")

Registrant incorporates by
reference the Registration
Statement on Form N-
14, filed on June 1, 2006,
(Accession No. 0000950123-06-
007209).

Shareholder Meeting Results:
The Annual Meeting of
Stockholders of DWS RREEF Real
Estate
Fund, Inc. (the "fund") was held
on June 28, 2006  at the offices
of Deutsche Asset Management,
Inc. (part of Deutsche Asset
Management),
345 Park Avenue, New York, NY
10154. At the Meeting, the
following
matters were voted upon by the
stockholders (the resulting
votes are
presented below).
Matter to be Voted on by all
Stockholders:
I.	To elect three directors
of the fund as Class III
Directors to hold office
for a term of three years, and
until their respective
successors have been
duly elected and qualified:


Number of Votes:

For
Withheld
Rebecca W. Rimel
14,107,241
240,070
Philip Saunders, Jr.
14,401,716
242,595
William N. Searcy,
Jr.
14,106,036
241,275

Matter to be Voted on by Holders
of Preferred Stock:
2.	To elect one director of
the fund as Class III Director
to hold office for a
term of three years, and until
his respective successors have
been duly
elected and qualified:


Number of Votes:

For
Withheld
Kenneth C.
Froewiss
4,726
14